Vornado Realty Trust

888 Seventh Avenue

New York, New York 10019

May 7, 2008

Securities and Exchange Commission

450 Fifth Street

Washington, D.C. 20549

Re:	Registration Statement on Form S-3
File No. 333-150592

Dear Ladies and Gentlemen:

Vornado Realty Trust (the “Company”) is in possession of the letter, dated May 7, 2008, from Mr. Gluck regarding the above-referenced registration statement on Form S-3 (the “Registration Statement”). The Company hereby amends the Registration Statement in order to add to the facing page thereof the following legend:

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Please contact me at 212 894-7050 with any questions you have.

Very truly yours,

Vornado Realty Trust

By: /s/ Alan J. Rice

Alan J. Rice
Senior Vice President and Corporate Counsel

Cc:	William G. Farrar
(Sullivan & Cromwell LLP)